UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 9, 2005

Odyssey Re Holdings Corp.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16535 Commission File Number	52-2301683 (I.R.S. Employer Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Separation Agreement

On March 9, 2005, Odyssey Re Holdings Corp. (“OdysseyRe”) entered into an agreement with Mr. Charles Troiano, OdysseyRe’s Executive Vice President and Chief Financial Officer, in connection with Mr. Troiano’s retirement. It is anticipated that OdysseyRe and Mr. Troiano will enter into a separation agreement shortly. Mr. Troiano will resign as OdysseyRe’s Chief Financial Officer, effective as of March 31, 2005. Under the agreement, Mr. Troiano will receive a cash bonus in respect of the year ended December 31, 2004 of $400,000 and will remain employed by OdysseyRe as an Executive Vice President and will assist in the transition of his position until his retirement on May 15, 2005. He will continue to receive his base salary until May 15, 2005. Under the agreement, the vesting of 27,980 shares of Mr. Troiano’s OdysseyRe restricted stock will be accelerated such that one half of such shares will vest on May 15, 2005 and one half of such shares will vest on April 1, 2006. Additionally, Mr. Troiano is subject to confidentiality covenants of unlimited duration.

Employment Agreement

On March 9, 2005, OdysseyRe entered into an agreement with Mr. Robert Giammarco to serve as OdysseyRe’s Executive Vice President and Chief Financial Officer, effective as of March 31, 2005. It is anticipated that OdysseyRe and Mr. Giammarco will enter into an employment agreement shortly with an initial term that ends on March 31, 2007. The agreement automatically renews for additional twelve-month periods unless terminated by either party upon 60 days’ prior written notice. OdysseyRe has agreed that OdysseyRe or its operating subsidiaries will compensate Mr. Giammarco with an annual base salary of $450,000, and with a bonus pursuant to OdysseyRe’s long-term incentive plan as administered by OdysseyRe’s Compensation Committee. In addition, Mr. Giammarco will receive a grant of shares of OdysseyRe restricted stock, with a fair market value of $1,500,000 on the date of grant, pursuant to OdysseyRe’s 2001 Restricted Share Plan, which shares of restricted stock will vest in equal installments over the next five years. Upon execution of the agreement, Mr. Giammarco will receive a one-time signing bonus of $50,000.

Item 1.02.     Termination of a Material Definitive Agreement.

See Item 1.01 above for a description of the terms of Mr. Troiano’s separation agreement, which terminates Mr. Troiano’s employment agreement with OdysseyRe dated as of October 1, 2001.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 9, 2005, Mr. Charles Troiano, who has served as Executive Vice President and Chief Financial Officer of OdysseyRe since October 2001, announced his retirement decision to resign as Chief Financial Officer of OdysseyRe effective March 31, 2005. Mr. Troiano will remain as an Executive Vice President of OdysseyRe and will retire on May 15, 2005, following a transition period with Mr. Giammarco. See Item 1.01 above for a description of the terms of Mr. Troiano’s separation agreement.

On March 9, 2005, Mr. Robert Giammarco was appointed as the Executive Vice President and Chief Financial Officer of OdysseyRe. Mr. Giammarco will commence employment with OdysseyRe in the capacity of Executive Vice President on March 14, 2005 and will be appointed Chief Financial Officer effective as of March 31, 2005. Mr. Giammarco, 36, was previously a Managing Director of Banc of America Securities LLC. Having been with Banc of America Securities since March 1999, he operated within the Financial Institutions Investment Banking Group, focused on the insurance sector. He was responsible for managing a variety of the firm’s key insurance relationships. Prior to that, he was a member of the Insurance Investment Banking Group at Merrill Lynch & Co. Mr. Giammarco is a resident of New York, New York. Banc of America Securities and its affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to OdysseyRe for which OdysseyRe has paid, and intends to pay, customary fees. See Item 1.01 above for a description of the terms of Mr. Giammarco’s employment agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 10, 2005

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary